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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement is made and entered into as of this 17th day of May 1999, by and among KROLL ASSOCIATES, INC., a Delaware corporation, THE KROLL O'GARA COMPANY, an Ohio corporation, (hereinafter sometimes collectively referred to as the "Company"), and Michael G. Cherkasky (the "Executive").

         WHEREAS, the Executive and the Company desire to embody in this Agreement the terms and conditions of the Executive's employment by the Company;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the compensation paid to the Executive, the parties hereby agree:


                                    ARTICLE 1

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES
                     ---------------------------------------

         1.1 Employment. The Company shall employ the Executive as President of Kroll Associates, Inc. and the Investigative Intelligence Group. The Executive hereby accepts such employment. The Executive agrees to devote his best efforts to promote the interests of the Company, and, if requested by the Board of Directors of the Company, for any affiliate of the Company.

         1.2 Duties and Responsibilities. The Executive shall have such duties and responsibilities as are consistent with his position and shall perform such services not inconsistent with his position as shall, from time to time, be reasonably assigned to him by the Board of Directors of the Company or any other officer of the Company in a position superior to the Executive. The Company shall not, without the Executive's consent, relocate the Executive outside of the New York City Metropolitan area.


                                    ARTICLE 2

                                      TERM
                                      ----

         2.1 "Evergreen" Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue for a two-year "Evergreen" period which shall automatically be renewed and extended on a daily basis so as to always have two years remaining, unless sooner terminated pursuant to Article V hereof. It is expressly acknowledged and agreed by the parties that it is their intention that the term of this Agreement shall be "Evergreen" meaning that there shall always be two (2) years remaining before expiration thereof.


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                                    ARTICLE 3

                                  COMPENSATION
                                  ------------

         3.1 Salary, Bonuses and Benefits. As compensation and consideration for the performance by the Executive of his obligations to the Company under this Agreement, the Executive shall be entitled to the compensation and benefits described in the attached Exhibit A (subject, in each case, to the provisions of ARTICLE 5 hereof).

         3.2 Expenses. The Company will reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's written policies relating to business-related expenses as in effect, from time to time, during the Term, a copy of which has previously been provided to the Executive.


                                    ARTICLE 4

                EXCLUSIVITY, CONFIDENTIALITY, AND NONCOMPETITION
                ------------------------------------------------

         4.1 Exclusivity, Etc. The Executive agrees to perform his duties, responsibilities and obligations hereunder efficiently and to the best of his ability. The Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations throughout the Term, subject to any obligations to third parties in existence as of the date hereof, which obligations may not be in conflict with Section 4.2(d) hereof. The Executive also agrees that he will not engage in any other business activities pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in Section
4.2 below. The Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

         4.2 Confidentiality and Noncompetition.

         (a) The term "Confidential Information," as employed in this Agreement, means, except to the extent such information is otherwise publicly available and such public availability was not wrongfully caused in any manner by the Executive, (i) any object, material, device, substance, data, report, record, forecast, interpretation or information, whether written or oral, not in the public domain and relating to or reflecting any product, design, process, procedure, formula, research, idea, invention, discovery, improvement, equipment, scientific or technical information, method of production, business plan, financial information, listing of names, addresses or telephone numbers, trade secret and/or know how, and all matters pertaining thereto, of the Company and its affiliates, whether or not contained in any written document, which are or have been


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directly or indirectly communicated to, acquired by, or learned by the Executive as a result of his relationship (whether as an employee or otherwise) with the Company or any of its affiliates and (ii) any analysis, compilation, note, study, sample, drawing, sketch, computer program, computer file or other document, not in the public domain, whether prepared by or under the direction of the Company or any of its affiliates, the Executive or others, and all copies, facsimiles, replicas, photographs, and reproductions thereof, which contain, relate to, or reflect any of the aforementioned items.

         (b) The Executive shall not, directly or indirectly, either disclose any Confidential Information, except to the extent required in the performance of his duties as an employee of the Company or use any Confidential Information for the benefit of himself or any person, firm, corporation, or association other than the Company or any of its affiliates, during the Term or thereafter.

         (c) All samples, drawings, sketches, documents and written information of any kind reflecting any of the Confidential Information or relating to the Company's or any of its affiliates' business or products which come into possession of the Executive shall remain the sole property of the Company or such affiliate and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Executive, except in the performance of his duties as an employee of the Company. Upon the earlier of the Company's request therefor or the termination of the Executive's employment by the Company, the Executive shall return all such samples, drawings, sketches, documents and written information, and all copies, facsimiles, replicas, photocopies, and reproductions of them, to the Company.

         (d) The Executive hereby covenants and agrees to refrain, during his employment and for a period of two (2) years after the date of termination of the Executive's employment during the Term (i) if such termination during the Term was for Cause (as hereinafter defined) or (ii) if the Executive terminates his employment during the Term other than for "Good Reason" (as hereinafter defined), from, directly or indirectly, (a) engaging in his own behalf in the Investigative and Intelligence Business (as hereinafter defined), or (b) owning any interest in or engaging in or performing any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent officer, director or shareholder that (A) derives a meaningful portion of its revenues from the Investigative and Intelligence Business or (B) is a meaningful competitor in the Investigative and Intelligence Business. Notwithstanding the foregoing, for purposes of this Section 4.2(d), the term "Term" shall not include any extensions or renewals of this Agreement or renewals beyond the two year anniversary date of this Agreement. The Executive will not at any time during the period of the Executive's employment by the Company and for a period of one (1) year thereafter induce or assist others to induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company or any of its affiliates to terminate or to modify in any other fashion to the detriment of the Company or any of its affiliates such association with the Company or any of its affiliates. The Executive


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represents that his experience and capabilities are such that the provision of this paragraph will not prevent him from earning a livelihood. Notwithstanding any provision of this Section 4.2(d), (i) it shall not be a violation of this
Section 4.2(d) for the Executive to own two percent (2%) or less of a public company, provided that the Executive does not exert or have the power to exert any management or other control over such public company, and (ii) the Executive shall not be required to sell or transfer the Executive's ownership interest in any company involved in the Investigative and Intelligence Business which the Executive owns as of the date of this Agreement. The Investigative and Intelligence Business shall mean the business of private investigations, executive protection, corporate investigation, risk and crisis management, forensic auditing and/or business intelligence.

         (e) The parties hereto agree that the Executive's agreements contained in paragraph (b) through (d) of this Article relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by the Executive will cause the Company great and irreparable injury therefor, that the remedy at law for any breach of the agreements contained in
(b) through (d) will be inadequate and that the Company, in addition to any other relief available to it, shall be entitled to seek temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing any bond so as to prevent a breach of any of the agreements contained in (b) through (d) of this Article and to secure the enforcement thereof.


                                    ARTICLE 5

                                   TERMINATION
                                   -----------

         5.1 Termination by the Company. The Company shall have the right, subject to the terms of this Agreement, to terminate the Executive's employment at any time, with or without "Cause". For purposes of this Agreement, "Cause" shall mean the non-appealable conviction of Executive of a felony.

         5.2 Termination by the Executive.

         (a) The Executive shall have the right, subject to the terms of this Agreement, to terminate his employment at any time with or without "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (A) a Change in Control of the Company (as defined below); (B) any assignment to Executive of any duties other than those contemplated by, or any limitation on the powers of Executive in any respect not contemplated by, this Agreement; (C) any removal of Executive from or any failure to re-elect Executive to any of the positions he holds as of the date of this Agreement; (D) a reduction in Employee's rate of compensation, including Stock Options and



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Incentive Stock, not agreed to in writing by him; (E) a failure by Company to comply with any other material provision of this Employment Agreement; (F) the occurrence of an event which either directly or indirectly results in a change of the Executive's reporting responsibility such that the Executive is required to report to any person or persons other than Wilfred O'Gara and/or Jules Kroll.

         (b) "Change in Control of the Company" shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Jules Kroll personally (and specifically not his estate or personal representatives), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly



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or indirectly, of securities of the Company representing thirty-five percent
(35%) or more of the combined voting power of the Company's then outstanding securities.

         5.3 Death. In the event the Executive dies during the Term, this Agreement shall automatically terminate, such termination to be effective on the date of the Executive's death.

         5.4 Disability. In the event that the Executive shall suffer a disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period, the Company shall have the right to terminate the Executive's employment, such termination to be effective upon the giving of notice thereof to the Executive in accordance with Section 6.3 hereof.

         5.5 Effect of Termination.

         (a) In the event of termination of the Executive's employment for any reason, the Company shall pay to the Executive (or his beneficiary, heirs or estate in the event of his death) any base salary or other compensation in accordance with the normal pay practices of the Company upon a termination of employees for similar reasons.

         (b) In the event of termination of the Executive's employment (i) by the Company for Cause, (ii) by the Executive for other than for Good Reason, neither the Executive nor any beneficiary, heir or estate of the Executive shall be entitled to any further compensation other than the amounts described in
Section 5.5(a) hereof.

         (c) In the event of termination of the Executive's employment by the Company other than for Cause, or by the Executive for Good Reason, or upon the occurrence of Executive's Death or Disability as defined in Sections 5.3 and 5.4 hereof, the Company shall immediately pay the Executive, in addition to the amounts described in Section 5.5(a) hereof, an amount equal to the value of the Executive's Salary, plus Annual Bonus plus Additional Compensation, plus Stock Options and Incentive Stock, as those terms and amounts are defined and set forth in this Agreement and Exhibit A hereto, for the full remainder of the Term. Such amount shall be payable in a lump sum.



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                                    ARTICLE 6

                                  MISCELLANEOUS
                                  -------------

         6.1 Benefit of Agreement; Assignment; Beneficiary.

         (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amount shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

         (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         (c) Upon a reorganization, merger or consolidation of The Kroll-O'Gara Company with one or more corporations as a result of which The Kroll-O'Gara Company is not to be the surviving corporation (whether or not The Kroll-O'Gara Company shall be dissolved or liquidated) or upon the execution of an agreement for the sale or transfer of all or substantially all of the assets of The Kroll-O'Gara Company ("Change-in-Control Event") at the option of the Executive, the Term shall be modified to eighteen (18) months from the Change-in-Control Event. Provided, however, that nothing contained in this Section 6. l (c) shall limit or otherwise modify Executive's rights under ARTICLE 5.

         6.2 Notices. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to the Chief Operating Officer of the Company, and (b) in the case of the Executive, to the Executive's last known address as reflected in the Company's records, or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

         6.3 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.



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         6.4 Waiver. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         6.5 Headings. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

         6.7 Agreement to Take Actions. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         6.8 Venue and Jurisdiction. Any action or proceeding arising from or relating to this Agreement and/or Executive's employment or relationship with the Company shall exclusively be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereto consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objections to venue therein.

         6.9 Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to effectuate the intended preservation of such rights and obligations.

         6.10 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

         6.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.



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         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement effective as of the date first written above.

                                            THE KROLL O'GARA COMPANY

                                            By: /s/ JULES B. KROLL
                                                --------------------------------
                                            Name:  Jules B. Kroll
                                            Title: Chairman of the Board


                                            KROLL ASSOCIATES, INC.

                                            By: /s/ JULES B. KROLL
                                                --------------------------------
                                            Name:  Jules B. Kroll
                                            Title: Chairman of the Board


                                            EXECUTIVE

                                            /s/ MICHAEL G. CHERKASKY
                                            ------------------------------------
                                            Michael G. Cherkasky



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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

         The Executive shall receive as compensation for his performance under the attached Employment Agreement the following:

         (a) Salary. The Company shall pay the Executive a base salary during the Term, payable in accordance with the normal payment procedures of the Company, subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of not less than $400,000, for the first calendar year of the Term, and thereafter Executive's salary shall be increased by a rate of not less than 4% of the previous year's salary on January 1 of each year of Executive's employment. The Board of Directors of the Company shall also review such compensation not less frequently than annually during the Term, but any adjustment in Executive's salary may only be greater than as previously set forth.

         (b) Annual Bonus. In addition to base salary, the Executive shall earn incentive compensation ("incentive compensation") and the Company shall pay each fiscal year, or any fractional period thereof during the term, incentive compensation in accordance with the plan approved by the Compensation Committee and/or the Board of Directors of the Company or The Kroll-O'Gara Company each fiscal year.

         (c) Additional Compensation. In addition to the compensation set forth in sections (a) and (b) above, Executive shall be entitled to the following Additional Compensation:

                  (i) Simultaneously with the execution of this Agreement, the Company shall pay to the Executive the sum of $40,000.

                  (ii) On January 2, 2000, the Company shall pay the Executive $100,000. Such payment shall be made irrespective of whether the Executive is employed by the Company on January 2, 2000.

                  (iii) On each three-year anniversary date of this Agreement, the Company shall pay Executive an additional $350,000 over and above all other compensation to which Executive is entitled. If the Executive's employment with the Company is terminated other than for Cause, the Executive shall be immediately entitled to the $350,000 payment which would have been paid at the three-year anniversary date next following the date of termination.

         (d) Benefits. The Executive shall participate during the Term in such pension, life insurance, health, death, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained, from time to time, during the Term, in the


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Company's discretion, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs. Nothing herein shall limit the Company's ability to change, modify, cancel or amend any such pension, life insurance, health, death, disability or medical insurance plans.

         (e) Vacation. The Executive shall be entitled to paid vacation in accordance with Company policy during the Term.

         (f) Stock Options and Incentive Stock.

                  (i) On March 25, 1999, the Executive was granted 50,000 stock options under, and in accordance with the terms of, The Kroll-O'Gara Company's 1996 Stock Option Plan at an exercise price of $26.938, which options shall vest over a three year period (one-third in each year) commencing one year after the date of grant.

                  (ii) On March 25, 1999, the Executive was granted 6,000 incentive shares under The Kroll-O'Gara Company's 1998 Stock Incentive Plan. Such incentive shares shall vest as follows: 2,000 shares on January 1, 2000, 2,000 shares on January 1, 2001, and 2,000 shares on January 1, 2002.

                  (iii) The Executive shall participate in stock options in future years consistent with other senior executives.

                  (iv) The Executive shall participate in incentive stock plans in future years consistent with other senior executives.



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